Exhibit 1.5

                        Amendment to Declaration of Trust

                          THE PHOENIX EDGE SERIES FUND
                        Amendment to Declaration of Trust

       We, the undersigned, being a majority of the members of the Board of Trustees of The Phoenix Edge Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended December 9, 1986, February 28, 1990, November 14, 1991, May 1, 1992, and January 1, 1995 acting pursuant to ARTICLE VII Section 7.3 of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated the "Strategic Theme Series," hereby further amend said Declaration of Trust, effective November 15, 1995, by deleting the first paragraph of
Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

       "Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the following eight Series are hereby established and designated: 'Balanced Series,' 'Bond Series,' 'Growth Series,' 'International Series,' 'Money Market Series,' 'Real Estate Securities,' 'Strategic Theme Series,' and 'Total Return Series.'"

WITNESS our hands this 15th day of November, 1995.



/s/ C. Duane Blinn                               /s/ Philip R. McLoughlin
-------------------------                        --------------------------
C. Duane Blinn                                   Philip R. McLoughlin

/s/ Robert Chesek                                /s/ James M. Oates
-------------------------                        --------------------------
Robert Chesek                                    James M. Oates

/s/ E. Virgil Conway                             /s/ Philip R. Reynolds
-------------------------                        --------------------------
E. Virgil Conway                                 Philip R. Reynolds

/s/ Harry Dalzell-Payne                          /s/ Herbert Roth, Jr.
-------------------------                        --------------------------
Harry Dalzell-Payne                              Herbert Roth, Jr.

/s/ Leroy Keith, Jr.                             /s/ Richard E. Segerson
-------------------------                        --------------------------
Leroy Keith, Jr.                                 Richard E. Segerson

/s/ Lowell P. Weicker, Jr.
-------------------------
Lowell P. Weicker, Jr.